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                                                                    EXHIBIT 4.13

                               AGREEMENT AND PROXY

                 This AGREEMENT AND PROXY (the "Agreement"), dated as of May 12, 1995, is made by Ernest A. Bates, M.D. ("Dr. Bates"), in order to induce ANCHOR NATIONAL LIFE INSURANCE COMPANY, a California corporation, SUN LIFE INSURANCE COMPANY OF AMERICA, an Arizona corporation, and SUNAMERICA INC., a Maryland corporation (collectively, "SunAmerica"), AIF II, L.P., a Delaware limited partnership, LION ADVISORS, L.P., a Delaware limited partnership, on behalf of an account under management (together with AIF II, L.P., "Apollo"), GRACE BROTHERS, LTD., an Illinois limited partnership, and UPCHURCH LIVING TRUST U/A/D 12/14/90 (each a "Holder," and collectively the "Holders") to enter into the Note Purchase Agreement, dated the date hereof (the "Note Purchase Agreement").

                 NOW THEREFORE, Dr. Bates hereby agrees as follows:

                 1. Dr. Bates shall (a) not revoke any proxy granted by him or on his behalf in connection with the April 7, 1995 shareholders meeting of American Shared Hospital Services, a California corporation (the "Company") or any adjournments thereof; and (b) cause the Company to reconvene the April 7, 1995 shareholders meeting on May 18, 1995 and to take the shareholders vote and all related actions at such meeting with respect to the matters described in the Company's Proxy Statement dated February 14, 1995 (the "Matters") on such date.

                 2. Dr. Bates hereby represents that he is the legal and beneficial owner of 1,005,000 shares of Common Stock, no par value (the "Common Stock"), of the Company and he hereby irrevocably appoints and constitutes Apollo Advisors, L.P. and SunAmerica Inc., jointly and not severally, in accordance with the provisions of Section 705 of the California General Corporation Law, as his attorney and proxy, with full power of substitution, to attend meetings, vote, give consents and to otherwise act on his behalf to (a) cause the Company to reconvene the April 7, 1995 shareholders meeting (including all adjournments thereof) and take the shareholders vote with respect to all Matters, and (b) vote such shares with respect to all Matters; provided, that this proxy shall (i) not become effective until the first to occur of a default or other breach (x) by Dr. Bates of any provision hereof, or (y) by the Corporation of the penultimate paragraph of the Letter Agreement, dated May 5, 1995, among the Company, Apollo and SunAmerica, and (ii) terminate (x) immediately if it is used for any purpose other than as specified herein or (y) on May 25, 1995 if the transactions contemplated by the Exchange Agreement, dated February 14, 1995, as amended by the Note Purchase Agreement (the "Exchange Agreement") have not been consummated by such date.


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                 3. Dr. Bates hereby represents that (a) this Agreement is a valid and binding obligation of Dr. Bates enforceable in accordance with its terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting enforcement of creditor's rights generally, and by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and (b) the proxy granted herein is given in consideration of the continuation of credit to the Company by the Holders.

                 4. Dr. Bates shall use all reasonable efforts to obtain all consents and approvals, and to do all other things, necessary for the transactions contemplated by this Agreement and the Note Purchase Agreement and to take such further action and to deliver or cause to be delivered to each other at the closing and at such other times thereafter as shall be reasonably agreed by such additional agreements or instruments as any of them may reasonably request for the purpose of carrying out this Agreement and the agreements and transactions contemplated hereby.

                 5. Dr. Bates hereby acknowledges and agrees that irreparable harm, for which there may be no adequate remedy at law and for which the ascertainment of damages would be difficult, would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Consequently, Dr. Bates hereby agrees that each Holder shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, in each instance without being required to post bond or other security and in addition to, and without having to prove the inadequacy of, other remedies at law.

                 6. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.


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                 IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written. By their acceptance hereof, the Holders hereby agree that the exercise of the proxy granted to them by Dr. Bates pursuant to Section 2 hereof shall constitute their agreement to waive any then remaining conditions to the Holders' performance under the Exchange Agreement so long as the transactions contemplated by the Exchange Agreement are consummated on or before May 25, 1995.



                                      ____________________________________
                                      Ernest A. Bates, M.D.

                                      Accepted and Agreed to:

                                      AIF II, L.P.

                                      By:      Apollo Advisors, L.P.
                                               Managing General Partner

                                      By:      Apollo Capital Management, Inc.
                                               General Partner

                                               By:
                                                   -----------------------------

                                               Its:
                                                   -----------------------------

                                      ANCHOR NATIONAL LIFE INSURANCE
                                      COMPANY


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                                   By:___________________________________

                                   Its:__________________________________

                                    GRACE BROTHERS, LTD.


                                   By:__________________________________

                                   Its:_________________________________

                                   LION ADVISORS, L.P.
                                   on behalf of an account
                                   under management

                                   By:     Lion Capital Management, Inc.
                                           General Partner

                                           By:
                                               -----------------------------

                                           Its:
                                               -----------------------------

                                   SUN LIFE INSURANCE COMPANY OF
                                   AMERICA

                                   By:
                                        -----------------------------

                                   Its:
                                        -----------------------------

                                   SUNAMERICA INC.


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                                            By:_______________________________

                                            Its:______________________________

                                            UPCHURCH LIVING TRUST U/A/D 12/14/90

                                            By:_______________________________

                                            Its:  Trustee


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